                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. _______________)

                Filed by the Registrant [X]

                Filed by a Party other than the Registrant [ ]

                Check the appropriate box:

                [ ]        Preliminary Proxy Statement         [ ]        Confidential, For Use of the Commission
                                                                          Only (as permitted by Rule
                                                                          14a-6(e)(2))

                [X]        Definitive Proxy Statement

                [ ]        Definitive Additional Materials

                [ ]        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                             CYTOCLONAL PHARMACEUTICS INC.
       --------------------------------------------------------------------------------------------------------
                                   (Name of Registrant as Specified in Its Charter)

       --------------------------------------------------------------------------------------------------------
                       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

        Payment of Filing Fee (Check the appropriate box):

                [X]        No fee required.
                [ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
                (1)        Title of each class of securities to which transaction applies:

       --------------------------------------------------------------------------------------------------------
                (2) Aggregate number of securities to which transaction applies:
       --------------------------------------------------------------------------------------------------------
                (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
        Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       --------------------------------------------------------------------------------------------------------
                (4) Proposed maximum aggregate value of transaction:
       --------------------------------------------------------------------------------------------------------
                (5)      Total fee paid:
       --------------------------------------------------------------------------------------------------------
                [ ]      Fee paid previously with preliminary materials:
       --------------------------------------------------------------------------------------------------------
                [ ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
        and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                (1)      Amount previously paid:
       --------------------------------------------------------------------------------------------------------
                (2)      Form, Schedule or Registration Statement no.:
       --------------------------------------------------------------------------------------------------------
                (3)      Filing Party:
       --------------------------------------------------------------------------------------------------------
                (4)      Date Filed:
       --------------------------------------------------------------------------------------------------------

                         CYTOCLONAL PHARMACEUTICS INC.
                           9000 HARRY HINES BOULEVARD
                                   SUITE 621
                              DALLAS, TEXAS 75235
                                 (214) 353-2922
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, AUGUST 31, 1999
                             ---------------------

Dear Stockholder:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), will be held at 9000 Harry Hines Boulevard, Suite 601, Dallas, Texas 75235, on Tuesday, August 31, 1999, 9:00 a.m., local time (the "Annual Meeting").

     At the Annual Meeting, the stockholders will be requested to act upon the following matters:

          1. To elect five (5) directors, each for a term of one (1) year or until their respective successors are elected and qualify; and

          2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on July 6, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). The transfer books of the Company will remain open following the Record Date.

     All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Cytoclonal Pharmaceutics Inc., 9000 Harry Hines Boulevard, Suite 621, Dallas, Texas 75235, Attention: Daniel Shusterman, Secretary. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                            By Order of the Board of Directors,

                                            Daniel Shusterman, Secretary

Dallas, Texas
July 16, 1999

                         CYTOCLONAL PHARMACEUTICS INC.
                           9000 HARRY HINES BOULEVARD
                                   SUITE 621
                              DALLAS, TEXAS 75235
                                 (214) 353-2922
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, AUGUST 31, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for the annual meeting of Stockholders to be held at 9000 Harry Hines Boulevard, Suite 601, Dallas, Texas 75235, on Tuesday, August 31, 1999, at 9:00 a.m., local time (the "Annual Meeting"), and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted FOR the election of each director-nominee named proposal 1 listed below (the "Proposal") and, in their best judgment, will be voted on any other matters as may come before the Annual Meeting. Any stockholder giving such a proxy has the power to revoke the same at any time before it is voted by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submission of a duly executed proxy bearing a later date or (iii) voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Mr. Daniel Shusterman, Secretary, Cytoclonal Pharmaceutics Inc., 9000 Harry Hines Boulevard, Suite 621, Dallas, Texas 75235. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

     The principal executive offices of the Company are located at 9000 Harry Hines Boulevard, Suite 621, Dallas, Texas 75235. The telephone number of the Company is (214) 353-2922. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is July 16, 1999 (the "Mailing Date").

                               VOTING SECURITIES

     Only holders of the Company's shares of Common Stock, par value $.01 per share (the "Common Stock"), and Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock," and together with the Common Stock, the "Shares"), of record as of the close of business on the Record Date, are entitled to vote at the Annual Meeting. On the Record Date, an aggregate of 11,058,053 Shares were issued and outstanding, consisting of 10,343,412 shares of Common Stock and 714,641 shares of Preferred Stock. Each outstanding Share is entitled to one (1) vote upon all matters to be acted upon at the Annual Meeting.

     A majority of the Shares, represented in person or by proxy, constitutes a quorum. If a quorum is present, a plurality vote of the Shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of any director in Proposal 1. In case a quorum shall not be present at the Annual Meeting, a majority in interest of the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn such Annual Meeting from time to time, without notice other than announcement at the Annual Meeting until the requisite amount of Shares entitled to vote shall be present. Abstentions are considered Shares present and entitled to vote, and therefore have the same legal effect as a vote AGAINST a matter presented at the Annual Meeting. Any Shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority, will be considered as Shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Proxy ballots are received and tabulated by the Company's transfer agent, American Stock Transfer & Trust Co., and certified by the inspector of election.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, five (5) directors will be elected by the stockholders to serve until the next annual stockholder meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted FOR the election of the nominees listed below to serve as directors unless the proxy contains contrary instructions. Management has no reason to believe that the nominees will not be candidates or will be unable to serve as directors. However, in the event that the nominees should become unable or unwilling to serve as directors, the proxy will be voted FOR the election of such persons as shall be designated by the directors.

     The following table sets forth the name and age of each director-nominee and the year during which each individual initially began serving as a director of the Company:

DIRECTOR NOMINEES:

                            NAME                              AGE   YEAR FIRST BECAME A DIRECTOR
                            ----                              ---   ----------------------------
Arthur P. Bollon, Ph.D.(1)..................................  56                1991
Ira J. Gelb, M.D.(1)(2).....................................  71                1994
Irwin C. Gerson(1)(2).......................................  69                1995
Walter M. Lovenberg, Ph.D.(2)...............................  64                1995
Gary E. Frashier............................................  63                1999

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

BIOGRAPHICAL INFORMATION:

     Certain information about the nominee-directors is set forth below. This information has been furnished to the Company by the individuals named.

     Arthur P. Bollon, Ph.D., (age 56) a director-nominee and founder of the Company, has since the Company's inception in 1991 served as the Company's Chairman of the Board of Directors, President, Chief Executive Officer and, until March 1995, Treasurer. Dr. Bollon received his Ph.D. from the Institute of Microbiology at Rutgers University and was a Post Doctoral Fellow at Yale University. Dr. Bollon has served as consultant to a number of major companies, including Merck, Sharp & Dohme and Diamond, Shamrock, and has served on the Board of Directors and Advisory Boards of several biotechnology companies, including Viragen, Inc., Wadley Biosciences Corp. and American Bionetics, Inc. From 1987 to 1991, Dr. Bollon served as President and Chief Executive Officer of the Wadley/Phillips Partnership. Prior to that time, he was Director of Genetic Engineering and Chairman of the Department of Molecular Genetics at the Wadley Institutes of Molecular Medicine. In his capacities at the Wadley/Phillips Partnership and Wadley Institutes, Dr. Bollon played a leading role in bringing the technology that forms the basis of the Company from conception to reality.

     Ira J. Gelb, M.D., (age 71) a director-nominee, has been a director of the Company since April 1994. Dr. Gelb received his M.D. from New York University School of Medicine in 1951. After finishing his training in cardiology at the Mount Sinai Hospital in New York City in 1957, Dr. Gelb continued his association with that institution until his retirement in 1992. During this period, he was appointed Attending Cardiologist and Associate Clinical Professor at the Mount Sinai School of Medicine. Other appointments included Adjunct Associate Clinical Professor of Cardiology at Cornell Medical School, Adjunct Clinical Professor of Cardiology at New York Medical College, Cardiology Consultant at Lawrence Hospital, Bronxville, N.Y. and United Hospital, Portchester, N.Y. Dr. Gelb is a former President of the American Heart Association, Westchester-Putnam Chapter, and was a Senior Assistant Editor with the American Journal of Cardiology from 1968 to 1983, when he became a founding editor of the Journal of the American College of Cardiology (the "JACC"). Dr. Gelb continued as a Senior Assistant Editor of JACC until his retirement in 1992. Since that time, he has served on the boards of various pharmaceutical companies. Since 1992, Dr. Gelb has been an Honorary Lecturer at The Mount Sinai School of Medicine. Dr. Gelb has also served as the Clinical Coordinator of Biomedical Programs and Professor of Chemistry & Biochemistry at Florida Atlantic University ("FAU") since 1998, an Adjunct Professor and a member of FAU's Foundation Board since October 1996 and FAU's Steering Committee since 1997. Dr. Gelb has served as a member of the Board of Directors of the American Heart Association, Boca Raton Division since December 1996 and was appointed President in June 1999. In 1998, Boca Raton Community Hospital added Dr. Gelb as a member to its Foundation Board. In November 1998, Dr. Gelb was appointed Voluntary Professor of Medicine at the University of Miami School of Medicine.

     Irwin C. Gerson, (age 69) a director-nominee, has been a director of the Company since March 1995. Since January 1998, Mr. Gerson has served as Chairman Emeritus of Lowe McAdams Healthcare. From 1995 until December 1997, Mr. Gerson served as Chairman of Lowe McAdams Healthcare and prior thereto had been, since 1986, Chairman and Chief Executive Officer of William Douglas McAdams, Inc., one of the largest advertising agencies in the U.S. specializing in pharmaceutical communications to healthcare professionals. Mr. Gerson has a B.S. in Pharmacy from Fordham University and an MBA from the NYU Graduate School of Business Administration. He is a director of Andrx Corporation, a Nasdaq-listed public company. In 1992, Mr. Gerson received an honorary Doctor of Humane Letters from the Albany College of Pharmacy. Mr. Gerson serves as a Trustee of Long Island University, Chairman of The Council of Overseers-Arnold and Marie Schwartz College of Pharmacy, member of the Board of Trustees of the Albany College of Pharmacy and, from 1967 through 1974, was a lecturer on sales management pharmaceutical marketing at the Columbia College School of Pharmacy. Mr. Gerson also has served as a Member of the Board of Governors, New York Council, American Association of Advertising Agencies, a Director of Business Publications Audit, a Director of the Connecticut Grand Opera, and a Director of the Stamford Chamber Orchestra. Mr. Gerson previously served as a director of the foundation of Pharmacists and Corporate Americans for AIDS Education, the Pharmaceutical Advertising Council, Penn Dixie Industries, Continental Steel Corporation, the Nutrition Research Foundation and as a Trustee of the Chemotherapy Foundation.

     Walter M. Lovenberg, Ph.D., (age 64) a director-nominee, has been a director of the Company since August 1995. From 1989 to 1993, Dr. Lovenberg served as Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. Dr. Lovenberg also served as the President of the Marion Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989. Prior to joining Marion Merrell Dow in 1958, Dr. Lovenberg was a Senior Scientist and Chief of Biochemical Pharmacology at the National Institutes of Health. Dr. Lovenberg has served President of Lovenberg Associates, Inc. since 1993. Since 1997, Dr. Lovenberg has served as Chief Executive Officer of Helicon Therapeutics Inc., a private company, and since 1992 and 1995, Dr. Lovenberg has served as a director of Xenometrix, Inc. and a director of Inflazyme Pharmaceutics, Ltd. (which is traded on the Toronto Exchange). Also, since 1994, Dr. Lovenberg has served as director of OSI Pharmaceuticals, Inc., a Nasdaq-listed public company. Dr. Lovenberg received a Ph.D. in Biochemistry from George Washington University in 1962 and a B.S. in Biochemistry and an M.S. in Agriculture from Rutgers University in 1958 and 1956, respectively. Dr. Lovenberg, who serves as Executive Editor of Analytical Biochemistry and Editor (USA) of Neurochemistry International, is a consulting editor to several other scientific journals. Dr. Lovenberg has been the recipient of many awards, including a Fulbright-Hays Senior Scholar Award and a Public Health Service Superior Service Award. Dr. Lovenberg is a member of the American College of Neuropsychopharmacology, the American Society of Neurochemistry and the American Society of Biochemistry and Molecular Biology.

     Gary E. Frashier, (age 63) a director-nominee, commenced serving as a director of the Company on June 28, 1999. Since December 1997, Mr. Frashier has served as Chairman of the Board of Directors of OSI Pharmaceuticals, Inc. ("OSIP"), a Nasdaq-listed public company engaged in the discovery and development of novel, small-molecule pharmaceutical products for commercialization by the pharmaceutical industry. Mr. Frashier was Chief Executive Officer of OSIP from March 1990 until October 1998. From March 1994 to December 1997, Mr. Frashier also served as Vice Chairman of the Board of OSIP, and was President of OSIP from March 1990 to March 1994. From April 1987 to February 1990, Mr. Frashier served as the President, Chief Executive Officer and director of Genex Corporation, a then publicly-traded biotechnology company specializing in protein engineering. From January 1984 to March 1987, Mr. Frashier served as Chairman and Chief Executive Officer of Continental Water Systems, Inc., a privately-held corporation. Mr. Frashier currently serves as a director of Anaderm Research Corp. and Helicon Therapeutics, Inc., both of which are privately-held companies. Mr. Frashier received his B.S. in chemical engineering from Texas Tech University in 1958 and M.S. in Management from MIT in 1970. Mr. Frashier also serves as a director of Atlantic Biopharmaceutics, Inc. a privately-held company.

MEETINGS OF THE BOARD:

     During the fiscal year ended December 31, 1998, there were four (4) formal meetings of the Board of Directors, several actions by unanimous consent and several informal meetings. The Board of Directors has an Audit Committee and Compensation Committee. During the fiscal year ended December 31, 1998, there were four (4) formal meetings of the Audit Committee and four (4) formal meetings of the Compensation Committee. With the exception of Gary Frashier who commenced serving as a director of the Company on June 28, 1999, each director of the Company attended all Board meetings and committee meetings of which he was a member during the fiscal year ended December 31, 1998.

COMMITTEES OF THE BOARD OF DIRECTORS:

     The Audit Committee serves at the pleasure of the Board of Directors, and is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, to review the scope of the annual audit, to approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and to review and discuss the audited financial statements with the auditors. Its members are Arthur P. Bollon, Ph.D., Ira J. Gelb, M.D., and Irwin C. Gerson.

     The Compensation Committee serves at the pleasure of the Board of Directors, and is authorized to establish salaries, incentives and other forms of compensation for officers, directors and certain key employees and consultants, administer the Company's various incentive compensation and benefit plans, including the Company's 1992 Stock Option Plan and 1996 Stock Option Plan, and recommend policies relating to such plans. Its members are Ira J. Gelb, M.D., Irwin C. Gerson and Walter Lovenberg, Ph.D.

     The Company does not have a formal Stock Option Committee, Nominating Committee or Executive Committee of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE:

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by the

Commission's regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

     Based solely upon the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that Company's executive officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the aggregate compensation paid by the Company to its Chief Executive Officer and to the Company's four (4) other most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1998 (each, a "Named Executive Officer") for services during the fiscal years ended December 31, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                                                            AWARDS
                                                      ANNUAL COMPENSATION                ------------
                                          --------------------------------------------    SECURITIES
                                                                             OTHER        UNDERLYING
                                                                          COMPENSATION      STOCK
NAME AND PRINCIPAL POSITION               YEAR   SALARY ($)   BONUS ($)      ($)(1)       OPTIONS #
---------------------------               ----   ----------   ---------   ------------   ------------
Arthur P. Bollon, Ph.D..................  1998    $186,230       --          $6,000        100,000
-- Chairman, President and                1997    $180,856       --          $6,000         95,000
Chief Executive Officer                   1996    $165,951       --          $6,000        150,000

---------------

(1) Consisting of car allowances.

     During the fiscal year ended December 31, 1998, deliberations concerning executive officer compensation were made by the Company's Compensation Committee whose members include Ira J. Gelb, M.D., Irwin C. Gerson and Walter D. Lovenberg, Ph.D.

OPTION GRANTS IN FISCAL 1998:

     The following table sets forth certain information with respect to options granted to the Named Executive Officer during the year ended December 31, 1998:

                     OPTION/SAR GRANTS IN FISCAL YEAR 1998

                                                            INDIVIDUAL GRANTS
                                    ------------------------------------------------------------------
                                                   INDIVIDUAL GRANTS
                                     NUMBER OF     PERCENT OF TOTAL
                                     SECURITIES      OPTIONS/SARS      EXERCISE OR
                                     UNDERLYING       GRANTED TO          BASE
                                    OPTIONS/SARS     EMPLOYEES IN         PRICE
NAME                                 GRANTED(#)       FISCAL YEAR        ($/SH)       EXPIRATION DATE
----                                ------------   -----------------   -----------   -----------------
Arthur P. Bollon, Ph.D.,..........     25,000             8.4             $3.56      September 1, 2008
-- Chairman, President and             75,000            25.3             $4.75        October 7, 2008
Chief Executive Officer

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES         VALUE OF
                                                                 UNDERLYING           UNEXERCISED IN-
                                                                UNEXERCISED              THE-MONEY
                                                              OPTIONS/SARS AT         OPTIONS/SARS AT
                                  SHARES                         FY-END(#)               FY-END(#)
                                ACQUIRED ON      VALUE          EXERCISABLE/           EXERCISABLE/
NAME                            EXERCISE(#)   REALIZED($)      UNEXERCISABLE         UNEXERCISABLE(1)
----                            -----------   -----------   --------------------   ---------------------
Arthur P. Bollon, Ph.D........       0             0          387,000/158,000      $2,660,625/$1,086,250
-- Chairman, President and
Chief Executive Officer

---------------

(1) Based on the fair market value of the Company's Common Stock on December 31, 1998, as determined by the Company's Board of Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     Generally, under the Securities Exchange Act of 1934, a person is deemed to "beneficially own" securities which that person has the right to acquire within 60 days. The following table sets forth certain information regarding the beneficial ownership of our capital stock as of the Record Date by each person deemed to be the beneficial owner of more than 5% of any class of our capital stock, each of our directors and all directors and executive officers as a group, without naming them. Information as to Kinder Investments, L.P.; Peyser Associates, L.L.C., the general partner of Kinder; and Brian A. Wasserman, the managing partner of Peyser, was derived from the Schedules 13G, as amended, filed by such stockholders with the SEC on April 8, 1998, and, except for the percentage ownership, reflects the information contained therein as of the date such Schedules 13G, as amended, were filed. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown below.

                                                COMMON STOCK           SERIES A PREFERRED STOCK
                                         --------------------------   --------------------------
                                          AMOUNT AND                   AMOUNT AND     PERCENT OF
                                            NATURE                       NATURE          ALL         VOTING
                                         OF BENEFICIAL   PERCENT OF   OF BENEFICIAL   PERCENT OF   SECURITIES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)  OWNERSHIP(2)     CLASS(2)    OWNERSHIP(3)     CLASS(3)       (4)
---------------------------------------  -------------   ----------   -------------   ----------   ----------
Janssen-Meyers Associates, L.L.P.(5)...    2,684,279       24.2%         24,200           3.4%       22.7%
Bruce Meyers(6).......................     1,840,446       16.8%         24,200           3.4%       15.7%
Peter W. Janssen(7)...................     1,187,547       11.0%             --            --        10.3%
Kinder Investments, L.P.(8)...........       708,000        6.8%             --            --         6.4%
Peyser Associates, L.L.C.(9)..........       708,000        6.8%             --            --         6.4%
Brian A. Wasserman(10)................       708,000        6.8%             --            --         6.4%
Arthur P. Bollon, Ph.D.(11)...........       615,400        5.7%             --            --         5.4%
Ira J. Gelb, M.D.(12).................       110,000        1.1%             --            --         1.0%
Irwin C. Gerson(13)...................       110,000        1.1%             --            --         1.0%
Walter M. Lovenberg, Ph.D.(14)........       112,500        1.1%             --            --         1.0%
Gary E. Frashier(15)..................            --          --             --            --           --
Directors and executive officers as a
  group (6 persons)(16)...............     1,004,900        9.0%             --            --         8.5%

---------------

*  Less than 1%

Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown below.

(1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 9000 Harry Hines Boulevard, Suite 621, Dallas, Texas 75235.

(2) Calculated on the basis of 10,343,412 shares of Common Stock outstanding. Shares of Common Stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3) Calculated on the basis of 714,641 shares of Preferred Stock outstanding.

(4) Calculated on the basis of an aggregate of 11,058,053 shares of Common Stock and Preferred Stock. Shares of Common Stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of Common Stock issuable upon the conversion of Preferred Stock.

(5) The address for Janssen-Meyers Associates, L.P. is 17 State Street, New York, New York 10004. Messrs. Bruce Meyers and Peter Janssen are each 50% stockholders and the sole officers and directors of the corporate general partner of Janssen-Meyers. Calculation includes (i) 262,184 shares of Common Stock issuable upon the exercise of options granted Janssen-Meyers in connection with the Company's initial public offering in November 1995, (ii) 81,530 shares of Common Stock issuable upon the exercise of an option granted Janssen-Meyers in connection with the Company's private placement in April 1998, and (iii) shares of Common Stock and Preferred Stock beneficially owned by Messrs. Meyers and Janssen. See (6) and (7) below.

(6) Mr. Meyers' address is c/o Janssen-Meyers referenced in note (5) above. Calculation includes (i) 1,139,208 shares of Common Stock, (ii) 24,200 shares of Common Stock issuable upon the conversion of Preferred Stock,
    (iii) 159,284 shares of Common Stock issuable upon the exercise of options originally granted Janssen-Meyers in connection with the Company's initial public offering in November 1995 which were transferred to Mr. Meyers, (iv) 14,000 shares of Common Stock issuable upon the exercise of Class C Warrants and underlying Class D Warrants, (v) 9,650 shares of Common Stock issuable upon the exercise of Class D Warrants, (vi) 50,327 shares of Common Stock issuable upon the exercise of an option originally granted Janssen-Meyers in connection with the Company's private placement in April 1999 which were transferred to Mr. Myers, (vii) 30,563 shares of Common Stock issuable upon the exercise of Class E Warrants, (viii) 62,000 shares of Common Stock held by The Meyers Foundation of which Mr. Meyers has voting control, (ix) 7,500 shares of Common Stock which Mr. Meyers has the right to receive from the Company within 60 days from the date hereof and (x) shares of Common Stock held by Janssen-Meyers or which Janssen-Meyers has the right to acquire within 60 days hereof. See note (5) above.

 (7) Mr. Janssen's address is c/o Janssen-Meyers referenced in note (5) above. Calculation includes (i) 720,563 shares of Common Stock, (ii) 123,270 shares of Common Stock issuable upon the exercise of options, and (iii) shares of Common Stock held by Janssen-Meyers or which Janssen-Meyers has the right to acquire within 60 days hereof. Does not include 397,575 shares of Common Stock issuable upon the exercise of warrants not exercisable within 60 days hereof. See note (5) above.

 (8) The address for Kinder Investments, L.P. is 779 CR403, Greenville, New York 12083. Ownership consists of 668,000 shares of Common Stock and 40,000 shares of Common Stock issuable upon the exercise of Class A Warrants.

 (9) Ownership consists of securities beneficially owned by Kinder Investment, L.P. Peyser Associates, L.L.C. is the general partner of Kinder Investments, L.P. See note (8) above.

(10) Ownership consists of securities beneficially owned by Kinder Investments, L.P. Mr. Wasserman is the managing partner of Peyser Associates, L.L.C., and has sole voting and dispositive control of shares owned by Kinder Investments, L.P. See note (8) above.

(11) Calculation includes 184,400 shares of Common Stock and 431,000 shares of Common Stock issuable upon the exercise of options. Does not include options to purchase 189,000 shares of Common Stock not exercisable within 60 days of the date hereof.

(12) Calculation includes 110,000 shares of Common Stock issuable upon the exercise of options. Does not include options to purchase 19,000 shares of Common Stock not exercisable within 60 days of the date hereof.

(13) Calculation includes 110,000 shares of Common Stock issuable upon the exercise of options. Does not include options to purchase 19,000 shares of Common Stock which are not exercisable within 60 days of the date hereof.

(14) Calculation includes 2,500 shares of Common Stock, 110,000 shares of Common Stock issuable upon the exercise of options and 3,000 shares of Common Stock issuable upon the exercise of warrants. Does not include options to purchase 19,000 shares of Common Stock which are not exercisable within 60 days of the date hereof.

(15) Calculation does not include options to purchase 50,000 shares of Common Stock which are not exercisable within 60 days of the date hereof.

(16) Calculation includes 191,900 shares of Common Stock and 813,000 shares of Common Stock issuable upon the exercise of options and warrants. Does not include options to purchase 216,000 shares of Common Stock not exercisable within 60 days of the date hereof.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board of Directors.

                                               YEAR BECAME AN
NAME                                    AGE   EXECUTIVE OFFICER                 POSITION
----                                    ---   -----------------                 --------
Arthur P. Bollon, Ph.D................  56          1991          Chairman, President and Chief
                                                                    Executive Officer
Daniel Shusterman.....................  35          1994          Secretary, Treasurer, Chief Financial
                                                                    Officer and Vice President of
                                                                    Operations

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS:

     Since 1992, Arthur P. Bollon, Ph.D. has been employed by the Company as President pursuant to an employment agreement. Such agreement was extended in October 1998 and unless otherwise terminated, such agreement will expire on November 6, 2003. As extended, the agreement provides for the payment to Dr. Bollon of a base salary of $200,000 per year with annual increases of not less that 5% per year. In the event Dr. Bollon's employment is terminated without just cause or due to a Disability (as defined in the employment agreement), the employment agreement provides that Dr. Bollon shall receive severance payments of equal monthly installments at the base rate until the earlier of the expiration of the term or the expiration of 36 months. Dr. Bollon also receives a car expense allowance of $500 per month under the employment agreement. In November 1992, the Company granted Dr. Bollon options to purchase 200,000 shares of Common Stock at an exercise price of $1.65 per share. In April 1996, the Company granted Dr. Bollon options to purchase 50,000 shares of Common Stock at an exercise price of $4.125 per share. In December 1996, the Company granted Dr. Bollon options to purchase 100,000 shares of Common Stock at an exercise price of $2.25 per share. In January 1997, the Company granted Dr. Bollon options to purchase 50,000 shares of Common Stock at an exercise price of $2.375 per share. In June 1997, the Company granted Dr. Bollon options to purchase 20,000 shares of Common Stock at an exercise price of $2.6875 per share. In September 1997, the Company granted Dr. Bollon options to purchase 25,000 shares of Common Stock at an exercise price of $4.3125 per share. In September 1998, the Company granted Dr. Bollon options to purchase 25,000 shares of Common Stock at an exercise price equal to $3.56 per share. In October 1998, the Company granted Dr. Bollon options to purchase 75,000 shares of Common Stock at an exercise price of $4.75 per share. All such options are exercisable to the extent of 40% after six months of continuous employment from the date of grant and to the extent of an additional 20% on and after each of the first three anniversaries of the date of grant. As of the Record Date, Dr. Bollon has not exercised any of the foregoing options.

     Each of the Company's executive officers and the Company's principal scientists have entered into confidentiality and patent assignment agreements with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

     The Compensation Committee consists of Ira J. Gelb, M.D., Irwin C. Gerson and Walter Lovenberg, Ph.D. No member of the Compensation Committee is a current or former officer or employee of the Company. There are no compensation committee interlocks between the Company and any other entities involving any of the executive officers or directors of such other entities.

COMPENSATION OF DIRECTORS:

     Each director who is not an officer or an employee of the Company (an "Outside Director") received $1,000 per month in compensation through June 1999. Commencing July 1999, each non-employee director will receive $1,500 per month in compensation. During the fiscal year ended December 31, 1998, three (3) Outside Directors each received options to purchase 25,000 shares of Common Stock, which options to purchase (i) 15,000 shares of Common Stock are exercisable at $3.56 pr share, and (ii) 10,000 shares of Common Stock are exercisable at $4.75 per share. In June 1999, the Company granted Mr. Gary E. Frashier, a director of the Company, ten-year options to purchase 50,000 shares of common stock at an exercise price equal to $6.00 per share. Such options vest in 20% annual increments, commencing on the one year anniversary date of the date of grant. The exercise price of each share underlying such options is equal to the fair market value of the Common Stock on the date of grant. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

                     BOARD OF DIRECTORS COMPENSATION REPORT

     The Company strives to apply a uniform philosophy to compensation for all of its employees, including the members of its senior management. This philosophy is based on the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives.

     The goals of the Company's compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the following principles, which are applicable to compensation decisions for all employees of the Company. The Company attempts to pay its executive officers competitively in order that it will be able to retain the most capable people in the industry. Information with respect to levels of compensation being paid by comparable companies is obtained from various publications and surveys.

     During the last fiscal year, the compensation of executive officers consisted principally of salary. Salary levels have been set based upon historical levels, amounts being paid by comparable companies and performance.

  1992 Stock Option Plan

     In October 1992, the Board of Directors of the Company adopted the Cytoclonal Pharmaceutics Inc. 1992 Stock Option Plan (the "1992 Plan") which provides for the awarding of incentive stock options and nonqualified stock options for the Company's Common Stock to selected key employees, directors, consultants and advisors of the Company. The 1992 Plan authorizes the awarding of up to an aggregate of 520,000 stock options for the same number of shares of the Company's Common Stock in the aggregate. The awards under the 1992 Plan are subject to restrictions on transferability, are forfeitable in certain circumstances and are exercisable at such time or times and during such period as shall be set forth in the option agreement evidencing such option. The Company registered the shares of Common Stock issuable under the 1992 Plan with the Commission on a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act").

  1996 Stock Option Plan

     In April 1996, the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan") which provided for the awarding of incentive and nonqualified stock options to selected key employees, directors, consultants and advisors to the Company to purchase 750,000 of the Company's Common Stock. At an adjournment of the 1998 Annual Stockholder Meeting, the Company's stockholders approved amending the 1996 Plan to increase the number of options available for grant to 1,500,000 for the same number of shares of the Company's Common Stock. The awards under the 1996 Plan are subject to instructions on transferability, are forfeitable in certain circumstances and are exercisable at such time or times and during such period as shall be set forth in the option agreement evidencing such option. As of December 31, 1998, option to purchase 485,000 shares of the Company's Common Stock were available for future grant, options to purchase 5,400 shares of Common Stock had been exercised and options to purchase 1,009,600 shares remain outstanding under the 1996 Plan. Between the Record Date and the Annual Meeting, the Compensation Committee of the Board of Directors of the Company may decide by resolution to grant additional options authorized under the 1996 Plan. The Company has registered the 750,000 shares of Common Stock issuable under the 1996 Plan with the Commission on a Registration Statement on Form S-8 pursuant to the Act and intends to register the remaining 750,000 shares of Common Stock issuable upon the exercise of option issuable under the 1996 Plan pursuant to Registration Statement on Form S-8 in the near future.

     In consideration for his services as the Company's President and Chief Executive Officer for the fiscal year ended December 31, 1998, Dr. Arthur P. Bollon received compensation consisting of $186,230, a car allowance of $6,000 and incentive stock options to purchase 25,000 and 75,000 shares of the Company's Common Stock at exercise prices of $3.56 and $4.75 per share, respectively. As a founder and executive officer of the Company, Dr. Bollon's scientific expertise, managerial efforts, ingenuity and leadership are a vital factor to the Company's past and future success, including the following during the fiscal year ended December 31, 1998:

- In April and May 1998, Dr. Bollon assisted the Company in completing a private placement under Rule 506 of Regulation D of the Securities Act of 1933 of units consisting of an aggregate of 671,026 shares of the Company's Common Stock and 335,540 of the Company's Class E Warrants for which the Company received net proceeds of approximately $4,837,000.

- In June 1998, Dr. Bollon successfully negotiated a agreement and research and development agreement with Bristol-Myers Squibb Company ("Bristol-Myers Squibb"), an industry leader, by which the Company granted Bristol-Myers Squibb exclusive sublicenses under the Company's respective agreements with the Research & Development Institute at Montana State University and the Washington State University Research Foundation relating to technologies for the production of Paclitaxel, the active ingredient in Bristol-Myers Squibb's largest selling cancer product. The agreement is for a term of ten years, subject to earlier termination at the option of Bristol-Myers Squibb, and requires Bristol-Myers Squibb to pay the Company certain fees, milestone payments, research and development support and minimum and sales-based royalties. During the year ended December 31, 1998, revenues of $1,183,000 were earned under this agreement.

- In August 1998, Dr. Bollon successfully negotiated the Company's third license agreement with the Regents of the University of California at Los Angeles (the "Regents") whereby the Company was granted exclusive rights to make, use, sell, offer for sale, and import products relating to a patent entitled, "Peptide Antiestrogen Compositions and Methods for Treating Breast Cancer," filed by the Regents.

- In December 1998, Dr. Bollon assisted the Company in obtaining an exclusive license to technology for the fungal production of Telomerase, the so-called "immortality enzyme," from the Research & Development Institute at Montana State University.

- In late 1998 through early 1999, Dr. Bollon assisted the Company in acquiring proprietary technology for rational-based drug design developed by Dorit Arad, Ph.D. and in the employment of Dr. Arad as the Company's Vice President of Drug Design.

The Compensation Committee
  --Ira J. Gelb, M.D., Irwin C. Gerson and Walter Lovenberg, Ph.D.

                               PERFORMANCE GRAPH

     The graph below compares the four-year cumulative shareholder total return based upon an initial $100 investment (assuming the reinvestment of dividends) for the Company's shares of Common Stock on the date of the Company's initial public offering on November 2, 1995 with the comparable return for the Nasdaq Market Index and a peer issuer index selected on an industry basis. The peer group index includes 188 biopharmaceutical companies whose common stock has been registered under Section 12 of the Securities Exchange Act of 1934 for at least the time frame set forth in the graph.

     The total shareholder returns depicted in the graph are not necessarily indicative of future performance. The Performance Graph and related disclosure shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the graph and such disclosure by reference.

                            CUMULATIVE TOTAL RETURN
                      AMONG CYTOCLONAL PHARMACEUTICS INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX
                               PERFORMANCE GRAPH

                                                                                   PEER GROUP
                                                                           (188 BIOPHARMACEUTICAL
                                                   CYTOCLONAL PHARMAC             COMPANIES)               NASDAQ MARKET INDEX
                                                   ------------------      ----------------------          -------------------
'11/02/95'                                               100.00                     100.00                      100.00
'12/31/95'                                                94.44                     101.13                      110.99
'12/31/96'                                                47.22                     125.67                      136.97
'12/31/97'                                               152.78                     153.73                      199.02
'12/31/98'                                               152.78                     216.82                      282.28


                   ASSUMES $100 INVESTED ON NOVEMBER 2, 1995

                                   PROPOSAL 2

                                 OTHER BUSINESS

     The Board of Directors knows of no business which will be presented at the Annual Meeting other than as stated herein and in the Notice of Meeting attached hereto. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters as directed by the Board of Directors.

     The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

     Stockholder Proposals. Proposals of stockholders intended to be presented at the Company's 2000 Annual Stockholder Meeting (i) must be received by the Company at its offices no later than April 17, 2000, (ii) may not exceed 500 words and (iii) must otherwise satisfy the conditions established by the Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

     Discretionary Proposals. Stockholders intending to commence their own proxy solicitations and present proposals from the floor of the 2000 Annual Stockholder Meeting in compliance with Rule 14a-4 promulgated under the Exchange Act of 1934, as amended, must notify the Company before June 1, 2000 of such intentions. After such date, the Company's proxy in connection with the 2000 Annual Stockholder Meeting may confer discretionary authority on the Board to vote.

                                    GENERAL

     The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. In addition, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, the Company's transfer agent, has been engaged to mail proxies on behalf of the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. ALL SUCH REQUESTS SHOULD BE DIRECTED TO MR. DANIEL SHUSTERMAN, SECRETARY, CYTOCLONAL PHARMACEUTICS INC., 9000 HARRY HINES BOULEVARD, SUITE 621, DALLAS, TEXAS 75235.

                                            By Order of the Board of Directors

                                            Daniel Shusterman, J.D., Secretary

Dated: July 16, 1999

PROXY

                         CYTOCLONAL PHARMACEUTICS INC.
           9000 HARRY HINES BOULEVARD, SUITE 621, DALLAS, TEXAS 75235

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Arthur P. Bollon, Ph.D. and Daniel Shusterman, J.D. as proxies ("Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the entitled voting stock of Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), held of record by the undersigned on July 6, 1999, at the Annual Meeting of Stockholders to be held at 9000 Harry Hines Boulevard, Suite 601, Dallas, Texas 75235, on August 31, 1999, 9:00 a.m., local time or any adjournment thereof.

PROPOSAL 1.        ELECTION OF DIRECTORS.

                   Nominees: Arthur P. Bollon, Ph.D., Ira J. Gelb, M.D., Irwin C. Gerson, Walter M. Lovenberg, Ph.D.
                   and Gary E. Frashier.

    [ ]   FOR all nominees                           [ ]  WITHHOLDING AUTHO
    (except as marked to the contrary below)              as to all nominees


(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

                    Withheld for:
                                 -----------------------------------------------
          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

          IF NO DIRECTION IS MADE, THE PROXIES WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON THE ABOVE-LISTED MATTER TO BE PRESENTED AT THE ANNUAL MEETING. IN SUCH EVENT, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF EACH DIRECTOR-NOMINEE NAMED IN PROPOSAL 1.

                         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                         WHEN SHARES ARE HELD BY JOINT TENANTS,
                         BOTH SHOULD SIGN.

                         Dated:         , 1999
                               ---------



                         Signature:
                                   ---------------------------------------------
                         Print Name:
                                    --------------------------------------------
                         Signature if held jointly:
                                                   -----------------------------

          (When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)